Exhibit (a)(3)

Form of Optionee Statement

OPTIONEE STATEMENT	Bronco Drilling Company, Inc.

[Name of Eligible Holder]

SSN:

Grant Date	Expiration Date	Plan ID	Grant Type	Options Granted or Transferred To	Option Price	Options/Date Transferred Out	Options Outstanding	Options Exercisable

Optionee Totals:

[Eligible Options will be highlighted]